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                          Certification under Rule 466



                  The depositary, JPMorgan Chase Bank, represents and certifies the following:

                  (1) That it previously had filed a registration statement on Form F-6 (Silverline Technologies Ltd. 333-12000) that the Commission declared effective, with terms of deposit identical to the terms of deposit of this registration statement.

                  (2) That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.


                       JPMORGAN CHASE BANK, as Depositary




                       By /s/  Jordana Chutter
                         _________________________________
                       Name:  Jordana Chutter
                       Title: Vice President